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                                 EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we consent to the incorporation by reference in the Anchor Pacific Underwriters, Inc. Registration Statement (Form S-8 with respect to the Anchor Pacific Underwriters, Inc. 1994 Stock Option Plan) of our report dated April 1, 1994, with respect to the consolidated financial statements of Anchor Pacific Underwriters, Inc. for the years ended December 31, 1993 and 1992, included in its Form 8-K/A-1 dated March 22, 1995 and its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



/s/ Mary E. Bailey, CPA
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Hirose, Oto & Bailey Accountants Inc.
May 22, 1995